Exhibit 23.1

SRCO Professional Corporation

Chartered Professional Accountants
Licensed Public Accountants
Park Place Corporate Centre
15 Wertheim Court, Suite 409
Richmond Hill, ON L4B 3H7

Tel: 905 882 9500 & 416 671 7292
Fax: 905 882 9580
Email: info@srco.ca
www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement to Form S-1 of our report dated May 14, 2018 relating to the consolidated financial statements of Fearless Films, Inc. comprising the balance sheets as of  as of December 31, 2017 and December 31, 2016, and the related consolidated statements of operations and comprehensive loss, stockholders' deficiency, and cash flows for the years ended December 31, 2017 and December 31, 2016. The Company's management is responsible for these consolidated financial statements.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

 /s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS
Authorized to practise public accounting by the
 Chartered Professional Accountants of Ontario

Richmond Hill, Canada
October 12, 2018